UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2005

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota		55403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (612) 304-6073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On January 12, 2004, the Compensation Committee of the Board of Directors for Target Corporation (the "Company") approved criteria for performance shares awarded to executives on that same date pursuant to the Company's Long-Term Incentive Plan. Performance shares represent shares of the Company's common stock issuable to recipients of performance share awards upon the attainment of certain performance goals. Fifty percent of the shares ultimately earned, if any are earned, will be based on the Company's compound annual revenue growth and fifty percent will be based on the Company's compound annual earnings per share growth, each for a three year performance period beginning at the start of the Company's 2005 fiscal year. Fiscal 2004 will serve as the baseline performance measurement year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: January 19, 2005	/s/ Timothy R. Baer
Timothy R. Baer
Senior Vice President, General Counsel and Corporate Secretary